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                                                                       EXHIBIT g


                             FORM OF LOCK-UP LETTER

                                April ____, 1998


CAPSTAR BROADCASTING CORPORATION
600 Congress Avenue, Suite 1400
Austin, Texas 78701

CREDIT SUISSE FIRST BOSTON CORPORATION
BT ALEX. BROWN INCORPORATED
MORGAN STANLEY & CO. INCORPORATED, as Representatives
         for the Several U.S. Underwriters
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
BT ALEX. BROWN INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED, as Managers
         of the International Offering
c/o Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ, U.K.

Dear Sirs:

         The undersigned hereby acknowledges that Capstar Broadcasting Corporation (the "Company") has filed a registration statement (as it may be amended, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on March 27, 1998, to effect an underwritten initial public offering (the "Public Offering") of shares of its Class A Common Stock, par value $.01 per share (the "Securities"), that is intended to result in the establishment of a public market for the Securities.

         As an inducement to the underwriters to execute the Underwriting Agreement and the Subscription Agreement, pursuant to which the Public Offering will be made, the undersigned hereby agrees that, for a period of 180 days commencing after the date (the "Commencement Date") that the final prospectus is filed with the Commission under Rule 424(b) or, if no prospectus is filed under Rule 424(b), the date of the final prospectus included in the Registration Statement at the time the Registration Statement is declared effective, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior written consent of Credit Suisse First Boston Corporation ("First Boston"), other than the following transfers for which First Boston's prior written consent shall not be required: (a) a bona fide gift or gifts made by the undersigned, provided
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that the donee(s) of such shares of Securities agree in writing to be bound by the terms of this letter agreement prior to such transfer, (b) the conversion of shares of Class B Common Stock, par value $.01 per share, of the Company or shares of Class C Common Stock, par value $.01 per share, of the Company, provided that the Securities to be received upon such conversion shall be subject to the restrictions set forth in this letter agreement, (c) a private sale of shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities not executed on a national securities exchange, provided that the undersigned provides at least three days prior notice of such private sale to First Boston and that the transferee of such shares of Securities or securities convertible into or exchangeable or exercisable for shares of Securities agrees in writing to be bound by the terms of this letter agreement prior to such sale, (d) a sale of shares of Securities or securities convertible into or exchangeable or exercisable for shares of Securities to the Company in connection with the undersigned's termination, removal or resignation as a director, officer or employee of the Company or any of its subsidiaries and (e) a distribution to partners or stockholders of the undersigned (and to any direct or indirect partner or stockholder thereof), provided that the ultimate distributees of such shares of Securities or securities convertible into or exchangeable or exercisable for such Securities agree in writing to be bound by the terms of this letter agreement prior to such distribution.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this letter agreement.

         This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall lapse and become null and void if the Commencement Date shall not have occurred on or before August 31, 1998.





                                 Very truly yours,


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                                 Additional signature(s) if stock jointly held,
                                 including spouse's signature if stock is held as community property.



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                                 Address


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                                 Social Security Number(s)